Exhibit 99.1

IBM REPORTS 2019 SECOND-QUARTER RESULTS

Growth in Software, Consulting and Cloud Revenue; Continued Margin Expansion

Highlights

Second Quarter:

•	GAAP EPS from continuing operations of $2.81
•	Operating (non-GAAP) EPS of $3.17
•	Revenue of $19.2 billion, down 4.2 percent (down 1.6 percent adjusting for currency)
•	Revenue growth in Cloud & Cognitive Software, and Global Business Services segments

--  Cloud & Cognitive Software up 3.2 percent (up 5.4 percent adjusting for currency)

-- Global Business Services up 0.5 percent (up 3.4 percent adjusting for currency)

•	Cloud revenue of $19.5 billion over the last 12 months, up 5 percent (up 8 percent adjusting for currency)
•	Gross profit margin up 100 basis points; largest year-to-year expansion in more than 5 years
•	Net cash from operating activities of $16.1 billion over the last 12 months; free cash flow of $12.7 billion over the last 12 months
•	Through the second quarter, on track to achieve full-year 2019 EPS and free cash flow expectations excluding impact of Red Hat acquisition

Full-Year Expectations Update:

•	Company to update full-year 2019 expectations, including the impact of Red Hat acquisition, on August 2
•

Continues to expect Red Hat, including related activity, to be accretive to free cash flow in the first year, and accretive to operating (non-GAAP) earnings per share by the end of the second year after closing, as previously stated

ARMONK, N.Y., July 17, 2019 . . . IBM (NYSE: IBM) today announced second-quarter results.

“In the second quarter, we continued to grow in the high-value areas of the business, led by a strong performance across our Cloud and Cognitive Software segment,” said Ginni Rometty, IBM chairman, president and chief executive officer. “With the completion of our acquisition of Red Hat, we will provide the only true open hybrid multicloud platform in the industry,  strengthening our leadership position and uniquely helping clients succeed in chapter 2  of their digital reinventions.”

	SECOND QUARTER 2019
				Pre-tax		Gross
	Diluted	Net	Pre-tax	Income		Profit
	EPS	Income	Income	Margin		Margin
GAAP from Continuing Operations	$2.81	$2.5B	$2.8B	14.4%		47.0%
Year/Year	8%	4%	0%	0.6	Pts	1.0	Pts

Operating (Non-GAAP)	$3.17	$2.8B	$3.2B	16.6%		47.4%
Year/Year	3%	0%	(6)%	(0.3)	Pts	1.0	Pts

“We maintained our momentum in the second quarter, again expanding gross profit margin and growing free cash flow, driven to a great extent by our increasing mix of high-value offerings for clients,” said James Kavanaugh, IBM senior vice president and chief financial officer. “On August 2, we will discuss how the acquisition of Red Hat will accelerate IBM's revenue growth, contribute to our high-value model and enhance our free cash flow generation going forward.”

Cash Flow and Balance Sheet

In the second quarter, the company generated net cash from operating activities of $2.9 billion, or $2.8 billion, excluding Global Financing receivables.  IBM’s free cash flow was $2.4 billion.  IBM returned $1.8 billion to shareholders through $1.4 billion in dividends and $0.3 billion in gross share repurchases.  The company suspended its share repurchase program on July 9.

IBM ended the second quarter with $46.4 billion of cash on hand, of which approximately $34 billion was used in July to close the acquisition of Red Hat.  Debt totaled $73.0 billion, including Global Financing debt of $25.0 billion.

Segment Results for Second Quarter

•

Cloud & Cognitive Software (includes cloud and data platforms, cognitive applications and transaction processing platforms) — revenues of $5.6 billion, up 3.2 percent (up 5.4 percent adjusting for currency), with growth in cloud and data platforms, up 5 percent (up 7 percent adjusting for currency); cognitive applications,  up 3 percent (up 5 percent adjusting for currency); and transaction processing platforms, up 2 percent (up 4 percent adjusting for currency).

•

Global Business Services (includes consulting, application management and global process services) — revenues of $4.2 billion, up 0.5 percent (up 3.4 percent adjusting for currency), with broad-based strength led by growth in consulting, up 2 percent (up 5 percent adjusting for currency).

•

Global Technology Services (includes infrastructure and cloud services and technology support services) — revenues of $6.8 billion, down 6.7 percent (down 3.5 percent adjusting for currency).  Gross profit margin increased 120 basis points.

•

Systems (includes systems hardware and operating systems software) — revenues of $1.8 billion, down 19.5 percent (down 18.0 percent adjusting for currency), with growth in Power, more than offset by the impact of product cycle dynamics in IBM Z and Storage.

•

Global Financing (includes financing and used equipment sales) — revenues of $351  million, down 11.0 percent  (down 8.5 percent adjusting for currency),  reflects the wind-down of OEM commercial financing.

Full-Year 2019 Expectations

Through the second quarter, IBM remains on track to achieve GAAP diluted earnings per share of at least $12.45, operating (non-GAAP) diluted earnings per share of at least $13.90 and free cash flow of approximately $12 billion, all excluding the impact of Red Hat and related activity.  Operating (non-GAAP) diluted earnings per share expectations exclude $1.45 per share of charges for amortization of purchased intangible assets and other acquisition-related charges, including pre-closing charges, such as financing costs associated with the Red Hat acquisition; retirement-related charges; and tax reform enactment impacts. It does not include any other amounts for Red Hat or Red Hat related activity. The company will provide an update to these full-year expectations (including GAAP EPS expectations) on August 2, 2019 to reflect the addition of the recently-closed Red Hat acquisition. IBM continues to expect Red Hat, including related activity, to be accretive to free cash flow in the first year; accretive to operating (non-GAAP) earnings per share by the end of the second year after closing; and dilutive to full-year 2019 earnings per share due primarily to a non-cash purchase accounting adjustment.

Year-To-Date 2019 Results

Consolidated diluted earnings per share was  $4.58 compared to $4.43, up 3 percent year to year.  Consolidated net income was $4.1 billion, flat year to year. Revenues for the six-month period ended June 30, 2019 totaled $37.3 billion, a decrease of 4 percent year to year (down 1 percent adjusting for currency) compared with $39.1 billion for the first six months of 2018.

Operating (non-GAAP) diluted earnings per share from continuing operations was $5.42 compared with $5.53 per diluted share for the 2018 period, a decrease of 2 percent. Operating (non-GAAP) net income for the six months ended June 30, 2019 was $4.8 billion compared with $5.1 billion in the prior-year period, a decrease of 5 percent.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including, but not limited to, the following: a downturn in economic environment and client spending budgets; the company’s failure to meet growth and productivity objectives; a failure of the company’s innovation initiatives; damage to the company’s reputation; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; cybersecurity and data privacy considerations; fluctuations in financial results, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key employees and its reliance on critical skills; impacts of relationships with critical suppliers; product quality issues; impacts of business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels and ecosystems; the company’s ability to successfully manage acquisitions, alliances and dispositions, including integration challenges, failure to achieve objectives, the assumption of liabilities, and higher debt levels; legal proceedings and investigatory risks; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s  Form 10‑Qs, Form 10‑K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  Except as required by law, the company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information, which management believes provides useful information to investors:

IBM results —

•	presenting operating (non-GAAP) earnings per share amounts and related income statement items;
•	adjusting for free cash flow;
•	net cash from operating activities, excluding Global Financing receivables;
•	adjusting for currency (i.e., at constant currency).

Free cash flow guidance is derived using an estimate of profit, working capital and operational cash outflows.  The company views Global Financing receivables as a profit-generating investment, which it seeks to maximize and therefore it is not considered when formulating guidance for free cash flow.  As a result, the company does not estimate a GAAP Net Cash from Operations expectation metric.

The rationale for management’s use of these non-GAAP measures is included in Exhibit 99.2 in the Form 8‑K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 5:00 p.m. EDT, today.  The Webcast may be accessed via a link at http://www.ibm.com/investor/events/earnings/2q19.html.  Presentation charts will be available shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

Contact:	IBM
Melinda Zurich, 914‑499‑4034
melinda.zurich@us.ibm.com

John Bukovinsky, 732‑618‑3531
jbuko@us.ibm.com

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2019	2018		2019	2018
REVENUE
Cloud & Cognitive Software	$5,645	$5,470	*	$10,682	$10,586	*
Global Business Services	4,155	4,135	*	8,274	8,250	*
Global Technology Services	6,837	7,325	*	13,711	14,746	*
Systems	1,753	2,177		3,081	3,676
Global Financing	351	394		757	799
Other	420	503	*	837	1,017	*
TOTAL REVENUE	19,161	20,003		37,342	39,075

GROSS PROFIT	9,010	9,199		17,053	17,445

GROSS PROFIT MARGIN
Cloud & Cognitive Software	77.3%	77.7%	*	76.3%	77.1%	*
Global Business Services	26.0%	26.0%	*	26.1%	24.7%	*
Global Technology Services	34.4%	33.2%	*	34.1%	32.9%	*
Systems	53.5%	50.6%		50.3%	47.8%
Global Financing	35.0%	26.6%		34.9%	30.6%

TOTAL GROSS PROFIT MARGIN	47.0%	46.0%		45.7%	44.6%

EXPENSE AND OTHER INCOME
S,G&A	5,456	4,857		10,147	10,302
R,D&E	1,407	1,364		2,840	2,769
Intellectual property and custom development income	(222)	(250)		(323)	(567)
Other (income) and expense	(747)	280		(820)	692
Interest expense	348	173		558	338
TOTAL EXPENSE AND OTHER INCOME	6,242	6,423		12,402	13,534

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	2,768	2,776		4,651	3,911
Pre-tax margin	14.4%	13.9%		12.5%	10.0%
Provision for / (Benefit from) income taxes	269	373		558	(166)
Effective tax rate	9.7%	13.5%		12.0%	(4.3)%

INCOME FROM CONTINUING OPERATIONS	$2,499	$2,402		$4,093	$4,078
DISCONTINUED OPERATIONS
Income / (Loss) from discontinued operations, net of taxes	(1)	1		(4)	5

NET INCOME	$2,498	$2,404		$4,089	$4,083

EARNINGS / (LOSS) PER SHARE OF COMMON STOCK
Assuming Dilution
Continuing Operations	$2.81	$2.61		$4.58	$4.42
Discontinued Operations	$0.00	$0.00		$0.00	$0.01
TOTAL	$2.81	$2.61		$4.58	$4.43

Basic
Continuing Operations	$2.82	$2.63		$4.61	$4.44
Discontinued Operations	$0.00	$0.00		$0.00	$0.01
TOTAL	$2.82	$2.63		$4.61	$4.45

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s)
Assuming Dilution	890.8	919.4		892.4	922.4
Basic	886.3	915.1		887.9	917.9

*Recast to conform with 2019 presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	At	At
	June 30,	December 31,
(Dollars in Millions)	2019	2018
ASSETS:

Current Assets:
Cash and cash equivalents	$45,399	$11,379
Restricted cash	135	225
Marketable securities	874	618
Notes and accounts receivable - trade, net	7,414	7,432
Short-term financing receivables, net	15,543	22,388
Other accounts receivable, net	1,781	743
Inventories	1,745	1,682
Deferred costs	2,217	2,300
Prepaid expenses and other current assets	2,409	2,378
Total Current Assets	77,517	49,146

Property, plant and equipment, net	10,202	10,792
Operating right-of-use assets, net*	4,998	—
Long-term financing receivables, net	8,441	9,148
Prepaid pension assets	5,319	4,666
Deferred costs	2,662	2,676
Deferred taxes	5,274	5,216
Goodwill and intangibles, net	38,011	39,353
Investments and sundry assets	2,228	2,386
Total Assets	$154,652	$123,382

LIABILITIES:

Current Liabilities:
Taxes	$2,439	$3,046
Short-term debt	14,594	10,207
Accounts payable	4,724	6,558
Deferred income	11,261	11,165
Operating lease liabilities*	1,319	—
Other liabilities	8,014	7,251
Total Current Liabilities	42,351	38,227

Long-term debt	58,445	35,605
Retirement related obligations	16,471	17,002
Deferred income	3,474	3,445
Operating lease liabilities*	3,946	—
Other liabilities	12,190	12,174
Total Liabilities	136,876	106,452

EQUITY:

IBM Stockholders’ Equity:
Common stock	55,404	55,151
Retained earnings	160,467	159,206
Treasury stock — at cost	(169,385)	(168,071)
Accumulated other comprehensive income/(loss)	(28,841)	(29,490)
Total IBM Stockholders’ Equity	17,645	16,796

Noncontrolling interests	131	134
Total Equity	17,776	16,929

Total Liabilities and Equity	$154,652	$123,382

*Reflects the adoption of the FASB guidance on leases.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in Millions)	2019	2018	2019	2018
Net Cash Provided by Operating Activities per GAAP:	$2,941	$2,295	$7,700	$6,896

Less: change in Global Financing (GF) Receivables	119	(582)	2,577	1,778
Capital Expenditures, Net	(431)	(1,004)	(1,045)	(1,897)

Free Cash Flow	2,391	1,873	4,078	3,221

Acquisitions	(42)	(51)	(43)	(122)
Divestitures	855	—	888	—
Dividends	(1,435)	(1,437)	(2,833)	(2,819)
Share Repurchase	(316)	(989)	(1,236)	(1,767)
Non-GF Debt	27,509	(65)	33,399	(611)
Other (includes GF Net Receivables and GF Debt)	(698)	(559)	(68)	1,182

Change in Cash, Cash Equivalents, Restricted Cash and Short-term Marketable Securities	$28,264	$(1,229)	$34,186	$(916)

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in Millions)	2019	2018	2019	2018
Net Income from Operations	$2,498	$2,404	$4,089	$4,083
Depreciation/Amortization of Intangibles	1,294	1,116	2,740	2,230
Stock-based Compensation	135	125	248	242
Working Capital / Other	(1,106)	(768)	(1,954)	(1,436)
Global Financing A/R	119	(582)	2,577	1,778
Net Cash Provided by Operating Activities	$2,941	$2,295	$7,700	$6,896
Capital Expenditures, net of payments & proceeds	(431)	(1,004)	(1,045)	(1,897)
Divestitures, net of cash transferred	855	—	888	—
Acquisitions, net of cash acquired	(42)	(51)	(43)	(122)
Marketable Securities / Other Investments, net	3,779	420	3,509	(380)
Net Cash Provided by / (Used in) Investing Activities	$4,162	$(634)	$3,309	$(2,399)
Debt, net of payments & proceeds	22,841	(37)	27,073	(751)
Dividends	(1,435)	(1,437)	(2,833)	(2,819)
Common Stock Repurchases	(316)	(989)	(1,236)	(1,767)
Common Stock Transactions - Other	(59)	(55)	(111)	(91)
Net Cash Provided by / (Used in) Financing Activities	$21,031	$(2,519)	$22,894	$(5,428)
Effect of Exchange Rate changes on Cash	129	(444)	27	(344)
Net Change in Cash, Cash Equivalents and Restricted Cash	$28,263	$(1,302)	$33,930	$(1,274)

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	SECOND - QUARTER 2019
	Cloud &	Global	Global
	Cognitive	Business	Technology		Global
(Dollars in Millions)	Software	Services	Services	Systems	Financing
Revenue
External	$5,645	$4,155	$6,837	$1,753	$351
Internal	607	69	302	171	281
Total Segment Revenue	$6,252	$4,224	$7,139	$1,924	$632

Pre-tax Income / (Loss) from Continuing Operations	2,001	300	235	61	239

Pre-tax margin	32.0%	7.1%	3.3%	3.2%	37.8%

Change YTY Revenue - External	3.2%	0.5%	(6.7)%	(19.5)%	(11.0)%
Change YTY Revenue - External @constant currency	5.4%	3.4%	(3.5)%	(18.0)%	(8.5)%

	SECOND - QUARTER 2018
	Cloud &	Global	Global
	Cognitive	Business	Technology		Global
(Dollars in Millions)	Software*	Services*	Services*	Systems	Financing
Revenue
External	$5,470	$4,135	$7,325	$2,177	$394
Internal	811	83	169	242	473
Total Segment Revenue	$6,280	$4,218	$7,494	$2,419	$867

Pre-tax Income / (Loss) from Continuing Operations	2,029	372	451	346	357

Pre-tax margin	32.3%	8.8%	6.0%	14.3%	41.2%

*Recast to conform with 2019 presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	SIX MONTHS 2019
	Cloud &	Global	Global
	Cognitive	Business	Technology		Global
(Dollars in Millions)	Software	Services	Services	Systems	Financing
Revenue
External	$10,682	$8,274	$13,711	$3,081	$757
Internal	1,448	143	591	334	581
Total Segment Revenue	$12,131	$8,417	$14,303	$3,415	$1,338

Pre-tax Income / (Loss) from Continuing Operations	3,768	615	510	(141)	527

Pre-tax margin	31.1%	7.3%	3.6%	(4.1)%	39.4%

Change YTY Revenue - External	0.9%	0.3%	(7.0)%	(16.2)%	(5.3)%
Change YTY Revenue - External @constant currency	3.6%	3.9%	(3.3)%	(14.2)%	(2.2)%

	SIX MONTHS 2018
	Cloud &	Global	Global
	Cognitive	Business	Technology		Global
(Dollars in Millions)	Software*	Services*	Services*	Systems	Financing
Revenue
External	$10,586	$8,250	$14,746	$3,676	$799
Internal	1,741	172	310	395	902
Total Segment Revenue	$12,327	$8,422	$15,055	$4,072	$1,701

Pre-tax Income / (Loss) from Continuing Operations	3,709	497	517	143	734

Pre-tax margin	30.1%	5.9%	3.4%	3.5%	43.1%

*Recast to conform with 2019 presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	SECOND - QUARTER 2019
	CONTINUING OPERATIONS
		Acquisition-		Retirement-		Tax
		Related		Related		Reform		Operating
	GAAP	Adjustments*		Adjustments**		Impacts		(Non-GAAP)
Gross Profit	$9,010	$73		—		—		$9,083

Gross Profit Margin	47.0%	0.4	Pts	—		—		47.4%

S,G&A	5,456	(149)		—		—		5,307

R,D&E	1,407	—		—		—		1,407

Other (Income) & Expense	(747)	119		(136)		—		(764)

Interest Expense	348	(168)		—		—		180

Total Expense & Other (Income)	6,242	(198)		(136)		—		5,907

Pre-tax Income from Continuing Operations	2,768	272		136		—		3,176

Pre-tax Income Margin from Continuing Operations	14.4%	1.4	Pts	0.7	Pts	—		16.6%

Provision for Income Taxes***	269	55		40		(14)		349

Effective Tax Rate	9.7%	0.9	Pts	0.8	Pts	(0.4)	Pts	11.0%

Income from Continuing Operations	2,499	217		97		14		2,827

Income Margin from Continuing Operations	13.0%	1.1	Pts	0.5	Pts	0.1	Pts	14.8%

Diluted Earnings / (Loss) Per Share: Continuing Operations	$2.81	$0.24		$0.11		$0.01		$3.17

	SECOND - QUARTER 2018
	CONTINUING OPERATIONS
		Acquisition-		Retirement-		Tax
		Related		Related		Reform		Operating
	GAAP	Adjustments*		Adjustments**		Impacts		(Non-GAAP)
Gross Profit	$9,199	$94		—		—		$9,292

Gross Profit Margin	46.0%	0.5	Pts	—		—		46.5%

S,G&A	4,857	(110)		—		—		4,746

R,D&E	1,364	—		—		—		1,364

Other (Income) & Expense	280	—		(394)		—		(115)

Interest Expense	173	—		—		—		173

Total Expense & Other (Income)	6,423	(110)		(394)		—		5,918

Pre-tax Income from Continuing Operations	2,776	204		394		—		3,374

Pre-tax Income Margin from Continuing Operations	13.9%	1.0	Pts	2.0	Pts	—		16.9%

Provision for Income Taxes***	373	44		109		14		540

Effective Tax Rate	13.5%	0.5	Pts	1.6	Pts	0.4	Pts	16.0%

Income from Continuing Operations	2,402	160		286		(14)		2,834

Income Margin from Continuing Operations	12.0%	0.8	Pts	1.4	Pts	(0.1)	Pts	14.2%

Diluted Earnings / (Loss) Per Share: Continuing Operations	$2.61	$0.17		$0.31		$(0.01)		$3.08

*     Includes amortization of purchased intangible assets, in process R&D, transaction costs, applicable restructuring and related expenses, tax charges related to acquisition integration and pre-closing charges, such as financing costs.

**   Includes amortization of prior service costs, interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements and pension insolvency costs and other costs.

*** Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	SIX MONTHS 2019
	CONTINUING OPERATIONS
		Acquisition-		Retirement-		Tax
		Related		Related		Reform		Operating
	GAAP	Adjustments*		Adjustments**		Impacts		(Non-GAAP)
Gross Profit	$17,053	$149		—		—		$17,202

Gross Profit Margin	45.7%	0.4	Pts	—		—		46.1%

S,G&A	10,147	(273)		—		—		9,873

R,D&E	2,840	—		—		—		2,840

Other (Income) & Expense	(820)	142		(274)		—		(951)

Interest Expense	558	(204)		—		—		354

Total Expense & Other (Income)	12,402	(335)		(274)		—		11,793

Pre-tax Income from Continuing Operations	4,651	484		274		—		5,409

Pre-tax Income Margin from Continuing Operations	12.5%	1.3	Pts	0.7	Pts	—		14.5%

Provision for / (Benefit from) Income Taxes***	558	104		66		(155)		574

Effective Tax Rate	12.0%	0.8	Pts	0.6	Pts	(2.9)	Pts	10.6%

Income from Continuing Operations	4,093	381		208		155		4,836

Income Margin from Continuing Operations	11.0%	1.0	Pts	0.6	Pts	0.4	Pts	13.0%

Diluted Earnings / (Loss) Per Share: Continuing Operations	$4.58	$0.44		$0.23		$0.17		$5.42

	SIX MONTHS 2018
	CONTINUING OPERATIONS
		Acquisition-		Retirement-		Tax
		Related		Related		Reform		Operating
	GAAP	Adjustments*		Adjustments**		Impacts		(Non-GAAP)
Gross Profit	$17,445	$187		—		—		$17,633

Gross Profit Margin	44.6%	0.5	Pts	—		—		45.1%

S,G&A	10,302	(220)		—		—		10,082

R,D&E	2,769	—		—		—		2,769

Other (Income) & Expense	692	—		(796)		—		(104)

Interest Expense	338	—		—		—		338

Total Expense & Other (Income)	13,534	(220)		(796)		—		12,518

Pre-tax Income from Continuing Operations	3,911	407		796		—		5,114

Pre-tax Income Margin from Continuing Operations	10.0%	1.0	Pts	2.0	Pts	—		13.1%

Provision for / (Benefit from) Income Taxes***	(166)	83		185		(93)		8

Effective Tax Rate	(4.3)%	2.0	Pts	4.3	Pts	(1.8)	Pts	0.2%

Income from Continuing Operations	4,078	324		611		93		5,106

Income Margin from Continuing Operations	10.4%	0.8	Pts	1.6	Pts	0.2	Pts	13.1%

Diluted Earnings / (Loss) Per Share: Continuing Operations	$4.42	$0.35		$0.66		$0.10		$5.53

*     Includes amortization of purchased intangible assets, in process R&D, transaction costs, applicable restructuring and related expenses, tax charges related to acquisition integration and pre-closing charges, such as financing costs.

**   Includes amortization of prior service costs, interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements and pension insolvency costs and other costs.

*** Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

NON – GAAP RECONCILIATION

(Unaudited)

EPS expectations (GAAP and Operating (non-GAAP)) will be updated on August 2 to include the impact of the Red Hat acquisition.

2019 Full Year Expectations
(through second-quarter 2019, prior to the completion of the Red Hat acquisition)
GAAP Diluted EPS	at least $12.45

Operating EPS (non-GAAP)	at least $13.90

Adjustments

Acquisition-related Charges *	$0.76

Non-Operating Retirement-Related Items	$0.45

Tax Reform Enactment Impacts	$0.24

*Includes acquisitions as of June 30, 2019.  This amount includes pre-closing charges, such as financing costs, associated with the Red Hat acquisition.  It does not include any other amounts for Red Hat or Red Hat related activity.